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                                                                        Ex. 10.5

                      SECOND AMENDMENT TO CONTRACT OF SALE

         This Second Amendment to Contract of Sale is made and entered into as of the 17th day of March, 2004, by and between FO SKI RESORTS, LLC ("FOSR"), a Massachusetts limited liability company, and BRODIE MOUNTAIN RESORTS, INC. ("BMR"), a Massachusetts business corporation (FOSR and BMR are herein referred to collectively as "Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, on December 24, 2002, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase that certain tract of land containing approximately 500 acres, more or less, located on Route 7 in New Ashford, Berkshire County, Massachusetts, being more particularly described in the Contract (the "Property"); and

         WHEREAS, pursuant to a First Amendment to Contract of Sale dated April 3, 2003, Seller and Purchaser agreed on certain modifications in the terms and conditions of the Contract (hereinafter the Contract as modified is referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser desire to modify the terms and conditions of the Contract pertaining to the manner of payment of the purchase price in certain respects;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the purchase price for the Subject Property which is set forth in Article II of the Contract and which remains the sum of $2,600,000.00 shall be payable in the following manner:

                  (a) $900,000.00 of the total purchase price payable for the Subject Property shall be payable in cash at the closing; the $200,000.00 in earnest money which has already been delivered by Purchaser to Seller pursuant to the Contract shall be applied in partial satisfaction of the cash portion of the purchase price payable for the Subject Property;

                  (b) The remainder of the purchase price shall be paid by Purchaser's execution and delivery at the closing of a promissory note (the "Note") payable to Seller in the amount of $1,700,000.00. The Note shall provide and be secured as follows:

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                           (i)      The Note shall bear interest from the date
                  of execution thereof until maturity at the rate per annum (on the basis of actual days elapsed over a 365 day year) of two and one-half percent (2 1/2%) in excess of the "prime rate" of interest announced as being in effect from day to day by Bank of America, N.A.;

                           (ii) The principal of the Note shall be payable in twenty-four (24) successive monthly installments, the first of such installments to be due and payable on June 15, 2004, and a like monthly installment to be due and payable on the fifteenth (15th) day of each and every month thereafter through and including May 15, 2006, the first twenty-three
                  (23) of such monthly installments each to be in the amount of $70,833.33, and the twenty-fourth (24th) and final installment to be in the amount of the then remaining unpaid principal balance of the Note; each monthly principal payment shall be accompanied by a payment of all then accrued but unpaid interest on the outstanding principal balance of the Note;

                           (iii) The Note shall provide that it may be prepaid at any time, in whole or in part, without premium or penalty, and that interest shall immediately cease to accrue on any part of the Note so prepaid;

                           (iv) The Note shall be secured by (1) a mortgage covering the Subject Property, and (2) a collateral assignment of all of Purchaser's right, title and interest in and to any and all developmental permits not appurtenant to the Subject Property, licenses, approvals, Hydrogeology Study (as defined in Article VI of the Contract), inspection and feasibility reports and ALTA surveys obtained or produced by Purchaser in conjunction with the development of the project contemplated under the Contract; both instruments to be executed and delivered by Purchaser at the closing. The mortgage and collateral assignment shall not be released in whole or in part until such time as the debt evidenced by the Note is paid to Seller in full;

                           (v) Both the Note and the mortgage shall provide that upon the occurrence of a default thereunder Seller must provide Purchaser with written notice thereof and permit Purchaser to have ten (10) days from the date of the notice within which to cure the same before exercising any of Seller's remedies thereunder;

                           (vi) Purchaser shall pay to an escrow agent (mutually agreed upon by the parties) on the day installment payments are due under the Note, until the Note is paid in full, a sum to provide for payment of amounts due for real estate taxes and assessments which can attain priority over the mortgage as a lien or encumbrance on the Subject Property;

                           (vii) The aforementioned mortgage shall contain a standard provision for hazard and liability insurance, with the hazard insurance limits to be no less than replacement cost.

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                           (viii)   Both the Note and the mortgage shall
                  otherwise be in form and substance satisfactory to counsel for Purchaser and counsel for Seller.

         In addition to paying the purchase price for the Subject Property as set forth hereinabove, Purchaser will also pay at closing any amounts due pursuant to subparagraphs (a) and (b) of Article II of the Contract.

         2. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the closing of the Contract shall occur on May 17, 2004.

         Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment under seal, as of the date and year first above written.

                                       SELLER:

                                       FO SKI RESORTS, LLC, a Massachusetts
                                       limited liability company

                                       By:   /S/ BRIAN H. FAIRBANK
                                             -----------------------------------
                                             Brian H. Fairbank, Manager

                                       BRODIE MOUNTAIN RESORTS, INC., a
                                       Massachusetts business corporation

                                       By:   /S/ BRIAN H. FAIRBANK
                                             -----------------------------------
                                             Brian H. Fairbank, Manager

                                       PURCHASER:

                                       SILVERLEAF RESORTS, INC., a Texas
                                       corporation

                                       By:   /S/ ROBERT E. MEAD
                                             -----------------------------------
                                       Name: Robert E. Mead
                                       Its:  CEO